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                                                                    EXHIBIT 10.2
                            AMENDMENT NUMBER THREE TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


This AMENDMENT NUMBER THREE TO LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of November 28, 1995 (the "Effective Date"), between FOOTHILL CAPITAL CORPORATION ("Foothill") and LAMONTS APPAREL, INC., Debtor-In-Possession ("Borrower").

     FACT ONE:  Foothill and Borrower entered into that certain Loan and
     --------
Security Agreement as of February 17, 1995, as amended on March 6, 1995 and on October 17, 1995 (the "Agreement").

     FACT TWO:  Borrower and Foothill desire further to amend the Agreement as
     --------
provided herein.


     NOW, THEREFORE, Foothill and Borrower hereby amend the Agreement as follows:

     1. The definitions in the Agreement of the terms "Maximum Amount" and "Maximum Foothill Amount" are hereby amended in their entirety to read as follows:

          "MAXIMUM AMOUNT" means Thirty-Two Million Dollars ($32,000,000); PROVIDED, HOWEVER, that during the period from the Effective Date through December 15, 1995 the Maximum Amount shall mean Thirty-Four Million Dollars ($34,000,000).

          "MAXIMUM FOOTHILL AMOUNT" means that portion of the Maximum Amount for which Foothill shall be responsible, exclusive of any participations with Participants, which amount is Eighteen Million Dollars ($18,000,000); PROVIDED, HOWEVER, that during the period from the Effective Date through December 15, 1995 the Maximum Foothill Amount shall mean Twenty Million Dollars ($20,000,000).

     2. Section 2.1(c) of the Agreement is hereby amended in its entirety to read as follows:

          "(c) Foothill shall have no obligation to make advances hereunder or issue L/Cs or L/C Guarantees to the extent they would cause the outstanding Obligations to exceed the lesser of: (i) the Maximum Amount, or (ii) the Maximum Foothill Amount plus the Syndicated Amount. As of the date hereof the Syndicated Amount is Fourteen Million Dollars ($14,000,000)."


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     3.   At such time as the amount of Obligations owed to Foothill first exceed Thirty-Two Million Dollars ($32,000,000), Borrower shall pay to Foothill a fully earned, nonrefundable fee for this Amendment in the sum of Twenty Thousand Dollars ($20,000).

     4. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement shall remain in full force and effect.

     5. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

     IN WITNESS WHEREOF, Borrower and Foothill have executed this Amendment as of the date first set forth above.


                                             FOOTHILL CAPITAL CORPORATION



                                             By   /s/ Kevin M. Coyle
                                                  -------------------------

                                                  Title   Vice President
                                                        -------------------

                                             LAMONTS APPAREL, INC.,
                                             DEBTOR-IN-POSSESSION


                                             By   /s/ Loren Rothschild
                                                  -------------------------

                                                  Title  Vice Chairman
                                                        -------------------